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EN POINTE TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11.1


                PRIMARY                                         Year ended September 30,
                                                       ----------------------------------------
                                                          1995          1996            1997
                                                       ----------     ----------     ----------
Net income                                             $  703,240     $3,329,523     $5,830,562
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                               3,350,000      4,184,385      5,680,760

Weighted average (incremental) common
share equivalent after considering the effects
of options and warrants exercised and
canceled during the period and after assumed
repurchase of treasury shares                              59,500        117,535        130,068
                                                       ----------     ----------     ----------

Total weighted shares                                   3,409,500      4,301,920      5,810,828
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Earnings per share                                     $     0.21     $     0.77     $     1.00
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------


              FULLY DILUTED                                     Year ended September 30,
                                                       ----------------------------------------
                                                          1995           1996           1997
                                                       ----------     ----------     ----------
Net income                                             $  703,240     $3,329,523     $5,830,562
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                               3,350,000      4,184,385      5,680,760

Weighted average (incremental) common
share equivalent after considering the effects
of options and warrants exercised and
canceled during the period and after assumed
repurchase of treasury shares                              59,500        117,535        473,790
                                                       ----------     ----------     ----------

Total weighted shares                                   3,409,500      4,301,920      6,154,550
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

Earnings per share                                     $     0.21     $     0.77     $     0.95
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------